UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 8, 2009
Date of Report (Date of earliest event reported)
TRUSTMARK CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	000-03683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2009 at a regularly scheduled meeting, the Board of Directors of Trustmark National Bank, our subsidiary, approved the recommendation of the Human Resources Committee of the Board of Directors to increase the base salaries of two of our named executive officers.  These named executive officers are Gerard R. Host, President and Chief Operating Officer, Trustmark National Bank, and Breck W. Tyler, Executive Vice President and Mortgage Services Manager, Trustmark National Bank.

Base Salaries
The table below sets forth the base salaries recommended by our Human Resources Committee and approved by the Board of Directors of Trustmark National Bank for the two named executive officers:

Name	Base Salary
Gerard R. Host	$450,000
Breck W. Tyler	$285,000

These salary increases will be, consistent with the recommendation of the Human Resources Committee, effective as of October 1, 2009.   The recommendation of the Human Resources Committee was made at its October 14, 2009 meeting.  The salary increase for Mr. Host represents an increase of approximately 21% over his prior base salary, and the salary increase for Mr. Tyler represents an increase of approximately 73% over his prior base salary.

The Human Resources Committee recommended that Mr. Host’s base salary be increased in order to better align his salary with those of the chief operating officers of other banks in our peer group.  As to the compensation package of Breck W. Tyler, Executive Vice President and Mortgage Services Manager, in the past his package differed from that of other of our named executive officers in that a significantly higher proportion of Mr. Tyler’s total compensation consisted of a cash bonus as a result of the quarterly production incentives based on the mortgage department’s production.  As disclosed in our proxy statement (as amended), the quarterly production incentive typically accounted for approximately 41% of Mr. Tyler’s total annual compensation.  Cash bonus payments made under both (a) the quarterly production incentives and (b) our management incentive plan accounted for approximately 51% of Mr. Tyler’s total compensation earned in 2008.  The Board of Directors of Trustmark National Bank accepted the Human Resources Committee’s recommendation that Mr. Tyler’s base salary be increased, in order to align the structure of his compensation package with that of our other named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Treasurer and Principal Financial Officer

DATE:	December 8, 2009